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EXHIBIT 11:     COMPUTATION OF EARNINGS (LOSS) PER SHARE


                    	     					           Thirteen Weeks Ended	    Thirty-Nine Weeks Ended
                     		  	  			           --------------------	    -----------------------

                                						    November 2,  October 27,	   November 2,  October 27,
					     	                                  1997	        1996		          1997	      1996
						 	                                     ----      	  ----		          ----	      ----

Net earnings (loss)                       	$3,245,000 	$  231,000     	$7,051,000	$(2,770,000)

Average shares of common stock
outstanding during the period             	25,775,083 	25,499,092     	25,620,003	 25,452,830

Incremental shares from assumed
exercise of stock options(primary)        	 1,282,635	    954,129    	  1,133,276	      *
                                          	---------- 	----------  	   ----------	 -----------
                                          	27,057,718 	26,453,221     	26,753,279	 25,452,830
	                                          ---------- 	----------     	----------	 -----------


Primary earnings (loss) per share         	$     0.12 	$     0.01     	$     0.26	 $    (0.11)
                                          	========== 	==========     	==========	 ===========



Average shares of common stock
outstanding during the period             	25,775,083 	25,499,092     	25,620,003	  25,452,830

Incremental shares from assumed exercise
of stock options (fully diluted)          **1,282,635 **1,011,409     **1,214,454       *
                                          	---------- 	----------  	   ----------  	-----------
	                                          27,057,718 	26,510,501	     26,834,457	  25,452,830
	                                          ---------- 	----------     	----------	  -----------

Fully diluted earnings (loss) per share   	$     0.12 	$     0.01     	$     0.26   $    (0.11)
                                          	========== 	==========     	==========	  ===========
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*  	Incremental shares from assumed exercise of stock options and convertible debt are antidilutive for primary and fully diluted loss per share, and therefore not presented.

** 	Incremental shares from assumed conversion of convertible debt are antidilutive for fully diluted earnings per share.